GOAT MOVES INC

We are an innovative and comprehensive approach to e-commerce. Consolidating various services and capabilities into one central platform can offer several benefits for both sellers and customers.

Invest

$103.73 minimum investment

DEADLINE: April 1, 2025

in 3 months

SHARE PRICE

$9.43

TOTAL RAISED ON NETCAPITAL

$9,949

TOTAL RAISED THIS ROUND

$9,949

VALUATION THIS ROUND

$4,997,900

Reg CF offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Goat Moves Inc evolved from its origins as Goat Moves Drug Testing in Kansas City, MO, where it operated as a government contractor providing alcohol & drug testing, DNA testing, and cleaning services to entities such as the Department of Transportation, American Airlines, law offices, and various employers across the Kansas City Metro.

Managing multiple platforms for different customer bases proved to be increasingly challenging and costly. Some platforms allowed only one service, while others had long processing times, high fees, complex setups, or were simply neglected due to subpar user experiences.

In recognizing the need for a streamlined approach, we observed a significant demand for consolidating services, not only for B2B transactions but also for achieving B2C synchronicity.

The goal was to establish a connection that seamlessly brought together the entirety of the business, entrepreneurs, influencers, and creators with customers, utilizing a harmonious aggregation based on algorithms.

SUCCESS TO DATE

- **500 vendors** waitlisted
- **6,000 users** waitlisted
- **Patent Pending** for Chameleon
- **Secured contract with Nibi TV**, powered by BitCentral for streaming feature + content
- **Partnership with Unielogics** for international logistics
- **Multi-Media Advertising Deal** with Consult TV

THE PROBLEM & OUR SOLUTION

The challenges faced by small to medium-sized businesses (SMBs) in scaling their ecommerce operations are indeed a concern. Limited infrastructure and resources can hinder their ability to expand beyond local boundaries. This can be attributed to various factors, including logistical constraints, technology gaps, and the dominance of large corporations.

Redefining Market Efficiency with The Chameleon

Introducing The Chameleon: A revolutionary platform that streamlines the selling process for entrepreneurs. By offering a single space for listing products, digital downloads, and services, The Chameleon eliminates the hassle of juggling multiple platforms. Our patent-pending feature is a game-changer, providing sellers with unprecedented convenience and efficiency that is entirely exclusive to Goat Moves Marketplace.

With The Chameleon, sellers can say goodbye to the complexities of managing various platforms and embrace a seamless experience. By centralizing their listings, they can save invaluable time and effort, allowing them to focus more on growing their businesses. Join us at Goat Moves Marketplace and experience the power of The Chameleon firsthand – the future of selling is here.

BUSINESS MODEL

We plan to generate revenue the following ways:

1. **Platform Fees:** 10% from **product** vendors, 10% from **service** vendors
2. **Advertising Revenue:** Ads on the platform, ads on streaming feature (30% ad revenue)
3. **Subscription Fees:** For both **seller** and **customer**
   - Based on features provided $9.99/mo or $89/billed annually (customer)
   - Based on backend features provided 39.99/mo or $299/billed annually (seller)

Global e-commerce market turned into valued at US $18.98 Trillion in 2022. Global e-commerce market size is projected to reach US $47.73 Trillion by 2030. Global e-commerce market is growing at a CAGR of 12.22% from 2022 to 2030.

Market Watch

MARKET

- **2.64 BILLION ONLINE SHOPPERS**
- **OVER $23 BILLION** GENERATED VIA SUBSCRIPTIONS TO E-COMMERCE PLATFORMS
- 10 MILLION+ MARKETPLACE SELLERS GLOBALLY
- SOCIAL BUYERS MAKE UP **32%** OF ALL ONLINE CONSUMERS IN US
- **76%** OF ONLINE SHOPPERS CHECK WEBSITE BEFORE VISITING PHYSICAL LOCATION
- **SMALL BUSINESSES EMPLOY 61.7 MILLION AMERICANS,** TOTALING 46.4% OF PRIVATE SECTOR EMPLOYEES

PRESS

- **CanvasRebel**
  Meet Rachel Renee
- **VoyageKC**
  Inspiring Conversations with Rachel Renee of Goat Moves
- **Fireup Studios**
  I Did DoorDash and Instacart to Fund My Business | Logan Freeman & Rachel Renee - Ep#101

TEAM


TEAM
Rachel Renee
The Goat
Founder & CEO
@rchl_renee
Isaac Wambua
CEO, Dynamo Methods
Co-Founder
@isaacwambualive
Courtney "Big Court" Richardson II
CEO, Nibi TV, Holdin' Court Podcast
Media Partner
@iambigcourt
John Franco
CEO, Unielogics
Logistics & Strategic Partner
@johnfrancoamerica


TEAM
Shawn Coombs
CEO, El Rancho Holdings
Business Development Advisor
@shawncoombs
Percy "Master P" Miller"
CEO, No Limit Records
General Advisor
@masterp
Ken Schoech
CEO, Blue Coast Productions
Media & Production Advisor
@bluecoastproductions
Roy Scott
CEO, Healthy Hip Hop
General Advisor
@royscottceo

INVESTOR INVITATION

There is a critical opportunity to rescue the middle class and stabilize the economy, and it begins with supporting small and medium-sized enterprises. We must not remain passive as our communities deteriorate and inflation harms the majority. Picture returning to your hometown only to find that beloved local businesses, which were central to your childhood memories, have disappeared.

By offering a platform to these businesses, we can help restore economic equilibrium.

USE OF PROCEEDS

If the offering's maximum amount of $1,199,996 is raised:

Use	Value	% of Proceeds
Web Development	$481,200	40.1%
Digital, Social & Programmatic Marketing	$420,000	35.0%
Corporate Salary	$120,000	10.0%
Legal Filings	$119,997	10.0%
Intermediary fees	$58,800	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Common Stock, under registration exemption 4(a)(6), in GOAT MOVES INC. This offering must reach its target of at least $10,000 by its offering deadline of April 1, 2025 at 11:59pm ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

657,253 shares
× $9.43 per share

$6,197,896 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on July 15, 2024
- Form C/A on July 23, 2024
- Form C/A on October 24, 2024

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn

UPDATES

Nov 11, 2024 • We are thrilled to introduce our new Chief...

Nov 11, 2024 • We're excited to welcome Dan Miller as our...

Oct 24, 2024 • Filed Form C/A

Sep 19, 2024 • Founder & CEO Rachel Renee pitches Goat Moves...

Sep 19, 2024 • Devin Thorpe, SuperPowers 4 Good interviews...

Sep 19, 2024 • Eric Cox II, Head of Growth @ NetCapital,...

Jul 23, 2024 • Filed Form C/A

Jul 15, 2024 • Primary offering of 127,253 shares at $9.43

Jul 15, 2024 • Filed Form C

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